CONSENT OF INDEPENDENT  REGISTERED PUBLIC ACCOUNTING  FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated March 1, 2013 on the financial statements of TransWestern Institutional Short Duration Government Bond Fund, a series of Northern Lights Fund Trust, as of December  31,2012 and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post Effective Amendment to the Northern Lights Fund Trust Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd. Cleveland, Ohio

April 29,  2013

Registered with the Public Company Accounting Oversight Board